Exhibit 99.2

Excerpt from page 77 of VMware, Inc. Proxy Statement Scheduled 14A information, filed with the SEC on April 13, 2016

Other Transactions with Related Persons

A brother of Sanjay Poonen, VMware’s Executive Vice President, General Manager End-User Computing and Head of Global Marketing, was hired by VMware as a Director, Cloud Service Security on March 30, 2015. During 2015, Mr. Poonen’s brother earned $217,489 (including signing bonus, salary and annual bonus), which was commensurate with his level of experience and other employees having similar responsibilities. Mr. Poonen’s brother also received equity awards for restricted stock units with a value of $182,314 and which are subject to vesting over 4 years.